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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of The Dexter Corporation on Form S-8 (File Nos. 2-63959, 33-27597, 33-53307 and 33-53309) of our report dated February 2, 1995, on our audits of the consolidated financial statements and financial statement schedule of The Dexter Corporation as of December 31, 1994, 1993, and 1992, and for the years then ended, appearing on page F-2 of The Dexter Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.



                                          /s/ Coopers & Lybrand L.L.P.
                                          ----------------------------
                                          COOPERS & LYBRAND L.L.P.
Springfield, Massachusetts
March 7, 1995